Exhibit 10.13

Ixia
Summary of Compensation for Non-Employee Members
of the Board of Directors and its Committees

1.	Board of Directors
	Quarterly retainer (except Chairman)	$8,750
	Chairman’s quarterly retainer	$0
	Fee for attending a meeting	$0

2.	Compensation Committee
	Quarterly retainer (except Chairman)	$2,250
	Chairman’s quarterly retainer	$4,750
	Fee for attending a meeting	$0

3.	Audit Committee
	Quarterly retainer (except Chairman)	$2,500
	Chairman’s quarterly retainer	$5,875
	Fee for attending a meeting	$0

4.	Nominating and Corporate Governance Committee
	Annual retainer (except Chairman)	$0
	Chairman’s annual retainer	$0
	Fee for attending a meeting	$1,500

The above summarizes cash compensation payable to the non-employee directors of the Company’s Board of Directors and its Committees effective as of April 1, 2011.

In addition to cash compensation, non-employee directors are eligible to receive grants of stock options, restricted stock units and other equity incentives under the Company’s Amended and Restated 2008 Equity Incentive Plan, as amended (the “2008 Plan”).  The 2008 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-31523) as filed with the Securities and Exchange Commission on filed with the Commission on May 25, 2011.

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